Exhibit 99.1

Porter Bancorp Reports 2017 Net Income of $37.5 Million or $6.15 per Share Compared to 2016 Net Loss of $2.7 Million or ($0.46) per Share

Reversal of Deferred Tax Asset Valuation Allowance

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 24, 2018--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the fourth quarter of 2017. The Company reported net income attributable to common shareholders for the fourth quarter of 2017 of $32.5 million, or $5.31 per basic and diluted common share, compared to a net loss attributable to common shareholders of $6.4 million, or ($1.07) per basic and diluted share, for the fourth quarter of 2016.

Net income attributable to common shareholders for the year ended December 31, 2017, was $37.5 million, or $6.15 per basic and diluted common share, compared to net loss attributable to common shareholders of $2.7 million, or ($0.46) per basic and diluted common share, for the year ended December 31, 2016. Net income before taxes was $6.6 million for the year ended December 31, 2017, compared to a net loss before taxes of $2.7 million for the year ended December 31, 2016.

Net income for 2017 was impacted by the reversal of the Company’s deferred tax asset valuation allowance and the change in federal corporate tax rates in connection with the enactment of the Tax Cuts and Jobs Act of 2017. The net result of these two items was an income tax benefit of $31.9 million for 2017.

Reversal of Deferred Tax Asset Valuation Allowance and Change in Federal Corporate Tax Rate – The Company has had a full valuation allowance against its net deferred tax asset since 2011. The Company’s ability to utilize the net deferred tax asset depends upon generating sufficient future levels of taxable income. The determination to restore a deferred tax asset and eliminate a valuation allowance depends upon the evaluation of both positive and negative evidence regarding the likelihood of achieving sufficient future taxable income levels. During the fourth quarter of 2017, management concluded it was more-likely-than-not the asset would be utilized to reduce future taxes payable related to the future taxable income of the Company, and as such, reversed the valuation allowance. The positive evidence that outweighed the negative evidence evaluated by management in arriving at the conclusion to remove the valuation allowance included, but was not limited to, the following:

  positive cumulative pre-tax earnings over the prior three-year period ended December 31, 2017 growth in net interest income, stable non-interest income trends, and lower non-interest expense trends improvement in asset quality which increases management’s ability to forecast future taxable income and achieve forecasted results the Company’s net operating loss (“NOLs”) carryforwards do not begin to expire until 2032, and the Bank’s Consent Order was terminated in the fourth quarter of 2017

As a result of the conclusion to reverse the valuation allowance, the Company recorded an income tax benefit of $52.2 million for the year ended December 31, 2017. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. Among other significant changes to the tax code, the new law lowered the federal corporate tax rate from 35% to 21% beginning in 2018. As a result, the Company revalued its net deferred tax asset at the new 21% rate. Due to this revaluation, the Company recorded a $20.3 million charge to income tax expense for the year ended December 31, 2017. The combination of the reversal of the valuation allowance and the change in federal corporate tax rates resulted in an income tax benefit of $31.9 million for the year ended December 31, 2017.

Net Interest Income – Net interest income before provision for loan losses was $8.0 million for the fourth quarter of 2017, compared to $7.8 million in the third quarter of 2017, and $7.3 million in the fourth quarter of 2016. Average loans increased to $695.6 million for the fourth quarter of 2017, compared with $669.6 million in the third quarter of 2017, and $619.6 million for the fourth quarter of 2016. Net interest margin increased to 3.50% for the fourth quarter of 2017, compared to 3.44% for the third quarter of 2017, and 3.35% for the fourth quarter of 2016.

The yield on earning assets increased to 4.24% for the fourth quarter of 2017, compared to 4.16% for the third quarter of 2017, and 4.01% for the fourth quarter of 2016. The cost of interest bearing liabilities was 0.88% for the fourth quarter of 2017, compared to 0.85% for the third quarter of 2017, and 0.78% for the fourth quarter of 2016.

Negative Provision and Allowance for Loan Losses – Because of continuing improvement in asset quality and management’s assessment of risk in the loan portfolio, a negative provision for loan losses of $800,000 was recorded for 2017, compared to a negative provision for loan losses of $2.5 million for 2016. The negative provision of $800,000 was recorded in the fourth quarter of 2017, compared to a negative provision of $550,000 in the fourth quarter of 2016.

The allowance for loan losses to total loans was 1.15% at December 31, 2017, compared to 1.32% at September 30, 2017, and 1.40% at December 31, 2016. The reduced level of the allowance in 2017, compared to 2016 was primarily driven by declining charge-off levels, growth in the portfolio, improving trends in credit quality, and the negative provision. Net loan recoveries were $35,000 for 2017, compared to net loan charge-offs of $624,000 for 2016. The allowance for loan losses for loans evaluated collectively for impairment was 1.13% at December 31, 2017, compared with 1.27% at September 30, 2017, and 1.37% at December 31, 2016.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $9.9 million, or 1.02% of total assets at December 31, 2017, compared with $12.1 million, or 1.26% of total assets at September 30, 2017, and $16.0 million, or 1.70% of total assets, at December 31, 2016.

Non-performing loans decreased to $5.5 million, or 0.77% of total loans at December 31, 2017, compared with $5.8 million, or 0.85% of total loans at September 30, 2017, and $9.2 million, or 1.44% of total loans, at December 31, 2016. The decrease from the previous year was primarily driven by $5.0 million in principal payments received on nonaccrual loans, $270,000 of nonaccrual loans migrating to OREO, and $665,000 of charge-offs offset by $2.3 million in loans placed on nonaccrual during 2017. OREO at December 31, 2017, decreased to $4.4 million, compared with $6.3 million at September 30, 2017, and $6.8 million at December 31, 2016. During the year, the Company sold $793,000 in OREO and acquired $270,000 in new OREO properties. Fair value write-downs arising from lower marketing prices or new appraisals totaled $2.0 million for 2017, compared to $1.2 million in 2016.

The following table details past due loans and non-performing assets as of:

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(in thousands)
Past due loans:
30 – 59 days	$1,478	$872	$1,328	$972	$2,302
60 – 89 days	171	612	765	289	315
90 days or more	1	—	—	—	—
Nonaccrual loans	5,457	5,769	6,509	8,102	9,216
Total past due and nonaccrual loans	$7,107	$7,253	$8,602	$9,363	$11,833

Loans past due 90 days or more	$1	$—	$—	$—	$—
Nonaccrual loans	5,457	5,769	6,509	8,102	9,216
OREO	4,409	6,330	6,318	6,571	6,821
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$9,867	$12,099	$12,827	$14,673	$16,037

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $1.2 million at both December 31, 2017 and September 30, 2017, compared to $5.4 million at December 31, 2016.

Non-interest Income – Non-interest income increased $91,000 to $4.9 million for the year ended December 31, 2017, compared with $4.8 million for the year ended December 31, 2016. The increase between years was primarily attributable to a $295,000 increase in service charges on deposit accounts, a $123,000 increase in bank card interchange fees, and a $72,000 increase in net gain on sales of securities partially offset by no income from OREO in 2017, compared to $456,000 of OREO income in 2016.

Non-interest income increased $382,000 to $1.5 million for the fourth quarter of 2017, compared with $1.1 million for the fourth quarter of 2016. The increase was due primarily to a net gain on sale of securities of $293,000 compared to $29,000 in the fourth quarter of 2016.

Non-interest Expense – Non-interest expense decreased $9.3 million to $30.2 million for the year ended December 31, 2017, compared with $39.6 million for the year ended December 31, 2016. The decrease in non-interest expense was due primarily to lower litigation and loan collection expense, which decreased $8.6 million. Litigation expense was negatively impacted in the fourth quarter of 2016 by a ruling from the Kentucky Court of Appeals against the Bank that approximated $8.0 million. Non-interest expense also benefited from declining professional fees expense, salaries and employee benefits, and FDIC insurance expense.

Non-interest expense decreased $6.7 million to $8.9 million for the fourth quarter of 2017, compared with $15.6 million for the fourth quarter of 2016. The decrease was due primarily to the nonrecurring nature of the 2016 litigation expense of $8.0 partially offset by a $1.8 million increase in OREO expenses primarily resulting from fair value write-downs arising from lower marketing prices or new appraisals.

Capital – At December 31, 2017, PBI Bank’s Tier 1 leverage ratio was 8.70%, compared with 6.24% at December 31, 2016, and its Total risk-based capital ratio was 11.61% at December 31, 2017, compared with 9.88% at December 31, 2016. At December 31, 2017, PBI Bank’s Common equity Tier I risk-based capital ratio was 10.35%, compared with 8.28% at December 31, 2016.

At December 31, 2017, Porter Bancorp’s Tier 1 leverage ratio was 7.11%, compared with 5.27% at December 31, 2016, and its Total risk-based capital ratio was 10.55%, compared with 10.21% at December 31, 2016. Porter Bancorp’s Common equity Tier I risk-based capital ratio was 6.92%, compared with 5.20% at December 31, 2016.

Deferred Tax Assets and Liabilities – The Company has a net deferred tax asset of $31.3 million at December 31, 2017. Deferred tax assets and liabilities are shown below.

	December 31,	December 31,
	2017	2016
	(in thousands)
Deferred tax assets:
Net operating loss carry-forward	$25,645	$42,094
Allowance for loan losses	1,723	3,139
Other real estate owned write-down	2,432	3,366
Other	2,388	7,607
	32,188	56,206

Deferred tax liabilities:
FHLB stock dividends	557	928
Other	318	1,229
	875	2,157
Net deferred tax assets before valuation allowance	31,313	54,049
Valuation allowance	—	(54,049)
Net deferred tax asset	$31,313	$—

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the quarter and year ending December 31, 2017, follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16

Income Statement Data
Interest income	$9,717	$9,446	$8,781	$37,522	$35,602
Interest expense	1,716	1,659	1,465	6,405	5,981
Net interest income	8,001	7,787	7,316	31,117	29,621
Provision (negative provision) for loan losses	(800)	—	(550)	(800)	(2,450)
Net interest income after provision	8,801	7,787	7,866	31,917	32,071

Service charges on deposit accounts	636	568	536	2,253	1,958
Bank card interchange fees	259	245	212	972	849
Other real estate owned income	—	—	5	—	456
Bank owned life insurance income	103	103	101	412	417
Gains (losses) on sales and calls of securities, net	293	—	29	288	216
Other	207	266	233	930	868
Non-interest income	1,498	1,182	1,116	4,855	4,764

Salaries & employee benefits	3,657	3,683	3,884	15,090	15,508
Occupancy and equipment	919	836	1,013	3,420	3,517
Professional fees	202	232	317	978	1,568
Marketing expense	218	364	267	1,098	973
FDIC insurance	357	356	202	1,412	1,660
Data processing expense	325	321	298	1,256	1,185
State franchise and deposit tax	281	225	200	956	965
Other real estate owned expense	1,881	111	257	1,973	1,541
Litigation and loan collection expense	58	78	8,230	179	8,805
Other	1,030	969	952	3,856	3,845
Non-interest expense	8,928	7,175	15,620	30,218	39,567

Income (loss) before income taxes	1,371	1,794	(6,638)	6,554	(2,732)
Income tax expense (benefit)	(31,899)	—	—	(31,899)	21
Net income (loss)	33,270	1,794	(6,638)	38,453	(2,753)
Less:
Earnings (loss) allocated to participating securities	797	45	(202)	967	(88)
Net income (loss) attributable to common	$32,473	$1,749	$(6,436)	$37,486	$(2,665)

Weighted average shares – Basic	6,109,991	6,102,452	6,035,403	6,091,932	5,788,713
Weighted average shares – Diluted	6,109,991	6,102,452	6,035,403	6,091,932	5,788,713

Basic earnings (loss) per common share	$5.31	$0.29	$(1.07)	$6.15	$(0.46)
Diluted earnings (loss) per common share	$5.31	$0.29	$(1.07)	$6.15	$(0.46)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16

Average Balance Sheet Data
Assets	$960,269	$951,687	$925,721	$947,961	$929,140
Loans	695,646	669,592	619,640	667,474	621,275
Earning assets	916,561	907,723	878,470	904,069	875,262
Deposits	862,625	870,623	847,168	864,278	852,717
Long-term debt and advances	50,335	36,046	27,753	38,057	27,675
Interest bearing liabilities	774,507	777,597	748,159	773,247	760,656
Stockholders’ equity	41,397	39,159	42,696	37,851	39,423

Performance Ratios
Return on average assets	13.75%	0.75%	(2.85)%	4.06%	(0.30)%
Return on average equity	318.85	18.18	(61.85)	101.59	(6.98)
Yield on average earning assets (tax equivalent)	4.24	4.16	4.01	4.18	4.11
Cost of interest bearing liabilities	0.88	0.85	0.78	0.83	0.79
Net interest margin (tax equivalent)	3.50	3.44	3.35	3.48	3.42
Efficiency ratio	96.98	80.00	185.89	84.68	115.80

Loan Charge-off Data
Loans charged-off	$(226)	$(67)	$(547)	$(901)	$(2,629)
Recoveries	201	159	575	936	2,005
Net recoveries (charge-offs)	$25	$92	$28	$35	$(624)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$5,769	$6,509	$10,099	$9,216	$14,087
Net principal pay-downs	(488)	(1,068)	(1,251)	(4,952)	(5,286)
Charge-offs	(137)	(57)	(434)	(665)	(1,725)
Loans foreclosed and transferred to OREO	—	(130)	(30)	(270)	(1,273)
Loans returned to accrual status	—	—	(283)	(199)	(1,034)
Loans placed on nonaccrual during the period	313	515	1,115	2,327	4,447
Nonaccrual loans at end of period	$5,457	$5,769	$9,216	$5,457	$9,216
Troubled Debt Restructurings (TDRs)
Accruing	$1,217	$1,226	$5,350	$1,217	$5,350
Nonaccrual	1,829	1,932	3,374	1,829	3,374
Total	$3,046	$3,158	$8,724	$3,046	$8,724

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$6,330	$6,318	$7,098	$6,821	$19,214
Real estate acquired	—	130	30	270	1,273
Valuation adjustment write-downs	(1,865)	(98)	(210)	(1,963)	(1,180)
Proceeds from sales of properties	(55)	(30)	(98)	(793)	(12,708)
Gain (loss) on sales, net	(1)	10	1	74	222
OREO at end of period	$4,409	$6,330	$6,821	$4,409	$6,821

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16

Assets
Loans	$712,115	$682,511	$654,938	$664,183	$639,236
Allowance for loan losses	(8,202)	(8,977)	(8,885)	(8,966)	(8,967)
Net loans	703,913	673,534	646,053	655,217	630,269
Loans held for sale	70	—	—	—	—
Securities held to maturity	—	41,424	41,635	41,752	41,818
Securities available for sale	152,720	149,797	154,993	156,001	152,790
Federal funds sold & interest bearing deposits	25,966	37,812	51,413	32,329	56,867
Cash and due from financial institutions	8,137	9,557	9,297	5,456	9,449
Premises and equipment	16,789	16,975	17,164	17,687	17,848
Bank owned life insurance	15,229	15,131	15,033	14,935	14,838
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	4,409	6,330	6,318	6,571	6,821
Deferred taxes, net	31,313	—	—	—	—
Accrued interest receivable and other assets	4,932	5,082	5,228	5,083	7,154
Total Assets	$970,801	$962,965	$954,457	$942,354	$945,177

Liabilities and Equity
Certificates of deposit	$424,235	$445,577	$458,068	$470,029	$444,639
Interest checking	99,383	94,523	97,169	104,811	103,876
Money market	151,388	156,905	153,700	122,434	142,497
Savings	34,632	35,946	36,363	36,380	34,518
Total interest bearing deposits	709,638	732,951	745,300	733,654	725,530
Demand deposits	137,386	133,896	129,518	127,049	124,395
Total deposits	847,024	866,847	874,818	860,703	849,925
FHLB advances	11,797	16,847	2,158	17,313	22,458
Junior subordinated debentures	23,250	23,475	23,700	23,925	24,150
Senior debt	10,000	10,000	10,000	—	—
Accrued interest payable and other liabilities	6,057	5,728	5,388	4,908	15,911
Total liabilities	898,128	922,897	916,064	906,849	912,444

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	69,902	37,297	35,622	32,734	29,962
Total stockholders’ equity	72,673	40,068	38,393	35,505	32,733
Total Liabilities and Stockholders’ Equity	$970,801	$962,965	$954,457	$942,354	$945,177

Ending shares outstanding	6,259,864	6,259,864	6,259,864	6,247,520	6,224,533
Book value per common share	$11.17	$5.96	$5.69	$5.24	$4.81
Tangible book value per common share	11.17	5.96	5.69	5.23	4.79

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Asset Quality Data
Loan 90 days or more past due still on accrual	$1	$—	$—	$—	$—
Nonaccrual loans	5,457	5,769	6,509	8,102	9,216
Total non-performing loans	5,458	5,769	6,509	8,102	9,216
Real estate acquired through foreclosures	4,409	6,330	6,318	6,571	6,821
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$9,867	$12,099	$12,827	$14,673	$16,037

Non-performing loans to total loans	0.77%	0.85%	0.99%	1.22%	1.44%
Non-performing assets to total assets	1.02	1.26	1.34	1.56	1.70
Allowance for loan losses to non-performing loans	150.27	155.61	136.50	110.66	97.30

Allowance for loans evaluated individually	$219	$425	$254	$332	$399
Loans evaluated individually for impairment	7,173	7,509	8,273	9,891	15,131
Allowance as % of loans evaluated individually	3.05%	5.66%	3.07%	3.36%	2.64%

Allowance for loans evaluated collectively	$7,983	$8,552	$8,631	$8,634	$8,568
Loans evaluated collectively for impairment	704,942	675,002	646,665	654,292	624,105
Allowance as % of loans evaluated collectively	1.13%	1.27%	1.33%	1.32%	1.37%

Allowance for loan losses to total loans	1.15%	1.32%	1.36%	1.35%	1.40%

Loans by Risk Category
Pass	$673,033	$633,203	$610,356	$617,361	$586,430
Watch	25,715	35,167	29,433	26,442	30,431
Special Mention	164	598	604	492	497
Substandard	13,203	13,543	14,545	19,888	21,878
Doubtful	—	—	—	—	—
Total	$712,115	$682,511	$654,938	$664,183	$639,236

Risk-based Capital Ratios - Company
Tier I leverage ratio	7.11%	5.85%	5.65%	5.43%	5.27%
Common equity Tier I risk-based capital ratio	6.92	5.49	5.58	5.29	5.20
Tier I risk-based capital ratio	8.44	7.31	7.46	7.09	6.99
Total risk-based capital ratio	10.55	10.05	10.44	10.15	10.21

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	8.70%	7.73%	7.54%	6.37%	6.24%
Common equity Tier I risk-based capital ratio	10.35	9.66	9.97	8.33	8.28
Tier I risk-based capital ratio	10.35	9.66	9.97	8.33	8.28
Total risk-based capital ratio	11.61	11.10	11.50	9.89	9.88

FTE employees	217	217	221	230	238

Non-GAAP Financial Measures Reconciliation

Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. Tangible book value per common share is calculated by excluding the balance of intangible assets from common stockholders’ equity. Tangible book value per common share is calculated by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which is calculated by dividing common stockholders’ equity by common shares outstanding. Management believes this is consistent with bank regulatory agency treatment, which excludes tangible assets from the calculation of risk-based capital.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	As of
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Tangible Book Value Per Share	(in thousands, except share and per share data)

Common stockholder’s equity	$69,902	$37,297	$35,622	$32,734	$29,962
Less: Intangible assets	—	—	—	42	140
Tangible common equity	69,902	37,297	35,622	32,692	29,822

Shares outstanding	6,259,864	6,259,864	6,259,864	6,247,520	6,224,533
Tangible book value per common share	$11.17	$5.96	$5.69	$5.23	$4.79
Book value per common share	11.17	5.96	5.69	5.24	4.81

	Three Months Ended			Year Ended
	12/31/17	9/30/17	12/31/16	12/31/17	12/31/16
Efficiency Ratio	(in thousands)

Net interest income	$8,001	$7,787	$7,316	$31,117	$29,621
Non-interest income	1,498	1,182	1,116	4,855	4,764
Less: Net gain (loss) on securities	293	—	29	288	216
Revenue used for efficiency ratio	9,206	8,969	8,403	35,684	34,169
Non-interest expense	8,928	7,175	15,620	30,218	39,567

Efficiency ratio	96.98%	80.00%	185.89%	84.68%	115.80%

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer